Exhibit 99.1

FOR IMMEDIATE RELEASE

New Treatment Option for Second Leading Cause of Cancer Deaths in Canada

HEALTH CANADA APPROVES ERBITUX® FOR THE TREATMENT

OF METASTATIC COLORECTAL CANCER

MONTRÉAL (Québec) – September 15, 2005 – Bristol-Myers Squibb Canada and ImClone Systems Incorporated (NASDAQ: IMCL) announced today that Health Canada’s Biologics and Genetic Therapies Directorate has approved ERBITUX® (Cetuximab) injection as a treatment for metastatic colorectal cancer. ERBITUX has been approved for use in combination with irinotecan in the treatment of patients with epidermal growth factor receptor (EGFR) – expressing, metastatic colorectal cancer who are refractory to other irinotecan–based chemotherapy, and as  single agent therapy for patients who are intolerant to irinotecan–based chemotherapy.

“ERBITUX is a promising new option for patients in whom irinotecan–based chemotherapy is no longer effective or tolerated,” said Doctor Derek Jonker, of the Regional Cancer Centre, in Ottawa. “Clinical studies indicate that non-chemotherapeutic molecular drugs are effective in treating metastatic colorectal cancer.”

ERBITUX targets metastatic colorectal cancer cells expressing epidermal growth factor receptors (EGFR) on their surface. In Canada, an estimated 19,100 people are diagnosed with colorectal cancer every year. Half of these patients have metastatic disease, or cancer that has spread to other organs, at the time of diagnosis. EGFR is expressed in over 80 per cent of colorectal cancer tumours.

“Colorectal cancer is the second leading cause of cancer deaths in Canada. New and potentially life-saving treatments are always welcome,” said Barry Stein, President of the Colorectal Cancer Association of Canada. “We are pleased that ERBITUX is now approved for treatment of metastatic colorectal cancer in Canada.”

Bristol-Myers Squibb expects to have ERBITUX available for Canadian patients in the coming weeks and will work with federal, provincial and regional authorities/hospitals to ensure patients have timely access to this new treatment.

“Bristol-Myers Squibb is deeply committed to delivering innovative oncology treatments to Canadian patients in need,” said Judy Robertson, General Manager, Bristol-Myers Squibb Canada. “Bristol-Myers Squibb will work closely with health authorities to provide rapid access for Canadian patients to this innovative cancer therapy.”

About ERBITUX

ERBITUX binds specifically to epidermal growth factor receptor on both normal and tumour cells, and competitively inhibits the binding of EGF and other ligands. Over-expression of EGFR has been detected in many human cancers including those of the colon and rectum.

At this time, Canadian cancer centres are participating in several international clinical trials which include hundreds of patients taking ERBITUX.

About Bristol-Myers Squibb Canada

Bristol-Myers Squibb Canada is an indirect wholly-owned subsidiary of Bristol-Myers Squibb Company, a global pharmaceutical and related health care products company whose mission is to extend and enhance human life. Bristol-Myers Squibb Company of Canada is a leading provider of medicines to fight cancer, cardiovascular and metabolic disorders, infectious diseases – including
HIV/AIDS –, nervous system diseases and serious mental illness. Bristol-Myers Squibb Company is listed on the New York Stock Exchange under the BMY symbol (NYSE:BMY). Bristol-Myers Squibb Canada’s operations are headquartered in Montréal, Québec.

About ImClone Systems

ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments, designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Media and Investor Contacts:

Andrea Rabney	Marc Osborne
Corporate Communications	Corporate Communications
ImClone Systems Incorporated	Bristol-Myers Squibb Canada Co.
Tel: (646) 638-5058	Tel: (514) 333-2463
Andrea.Rabney@imclone.com	marc.osborne@bms.com
or
David Pitts
Corporate Communications
ImClone Systems Incorporated
Tel: (646) 638-5058
David.Pitts@imclone.com
or
Stefania Bethlen
Corporate Communications
ImClone Systems Incorporated
Tel: (646) 638-5058
Stefania.Bethlen@imclone.com

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